EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-8 No. 333-xxxxx) pertaining to the Arch Coal, Inc. 1997 Stock Incentive Plan and to the incorporation by reference therein of our report dated January 22, 2003 with respect to the consolidated financial statements and schedule of Arch Coal, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

ERNST & YOUNG LLP

St. Louis, Missouri January 30, 2004